EXHIBIT 10.59

AMENDMENT NO. 6 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September 28, 2005, between The CIT Group/Equipment Financing, Inc. (“Secured Party”) and Resorts International Hotel, Inc. (“Debtor”).

PRELIMINARY STATEMENTS

A. Pursuant to the Amended and Restated Loan and Security Agreement dated as of June 24, 2002 (as may be further amended, supplemented or modified from time to time, the “Loan Agreement”), by and between Debtor and Secured Party, Secured Party agreed to make certain Loans to Debtor upon the terms and conditions set forth therein.

B. Debtor and Secured Party desire to make certain amendments to the Loan Agreement, based on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1. Capitalized terms used in this Amendment shall have the same meanings given them in the Loan Agreement, unless otherwise defined herein.

2. The first sentence of Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“From the period beginning on the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full, fail to maintain for the Debtor Group on a consolidated basis a minimum fixed charge coverage (“Minimum Fixed Charge Covenant”) of the following:

Rolling 4 Quarters Ending:	Minimum Fixed Charge
Inception through 12/31/03	1.00:1.0
03/31/04	1.00:1.0
06/30/04	1.00:1.0
09/30/04	1.00:1.0
12/31/04	1.00:1.0
03/31/05	1.00:1.0
06/30/05	1.00:1.0
09/30/05	1.05:1.0
12/31/05	1.10:1.0
03/31/06	1.10:1.0
06/30/06	1.10:1.0
09/30/06	1.10:1.0
12/31/06	1.10:1.0
03/31/07	1.15:1.0
06/30/07	1.15:1.0
09/30/07	1.15:1.0
12/31/07	1.15:1.0
03/31/08 and thereafter	1.20:1.0

3. Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.6 Maximum Senior Indebtedness/EBITDA. From the period beginning on the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full, fail to maintain a ratio, as determined on a Debtor Group consolidated basis, between Senior Debt and EBITDA (“Senior Debt/EBITDA Maximum Leverage Covenant”) that does not exceed the following:

Rolling 4 Quarters Ending:	Maximum Leverage Ratio
Inception through 12/31/03	6.75:1.0
03/31/04	6.75:1.0
06/30/04	7.75:1.0
09/30/04	6.75:1.0
12/31/04	6.25:1.0
03/31/05	6.50:1.0
06/30/05	5.75:1.0
09/30/05	5.75:1.0
12/31/05	5.50:1.0
03/31/06	5.25:1.0
06/30/06	5.25:1.0
09/30/06	5.00:1.0
12/31/06	5.00:1.0
03/31/07	5.00:1.0
06/30/07	5.00:1.0
09/30/07	4.75:1.0
12/31/07	4.50:1.0
03/31/08	4.50:1.0
06/30/08 and thereafter	4.25:1.0

4. Pursuant to Section 15.7(a) of the Loan Agreement Debtor agrees to pay all the reasonable legal fees and expenses incurred by Secured Party in connection with the negotiation, preparation, execution and delivery of this Amendment (the “Relevant Legal Fees”). Accordingly, upon receipt by Debtor of an invoice for the Relevant Legal Fees from Secured Party’s counsel, Sills Cummis Epstein & Gross, PC, Debtor shall pay the same.

5. In order to induce Secured Party to enter into this Amendment, Debtor hereby represents and warrants that:

(a) Except as set forth herein, no Event of Default has occurred and is continuing or will occur after giving effect to the transactions contemplated by this Amendment.

(b) this Amendment has been duly authorized, executed and delivered by Debtor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

(c) the Loan Agreement and each of the Relevant Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms; and

(d) the representations and warranties made by Debtor in or pursuant to the Loan Agreement or any Relevant Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

6. This Amendment shall become effective as of the date hereof assuming receipt by Secured Party of (a) four (4) originals of this Amendment executed by each member of the Debtor Group party hereto and an original of this Amendment executed by Secured Party; (b) such other documents, instruments and certificates as Secured Party may reasonably request, in form and substance reasonably satisfactory to Secured Party (including, without limitation, incumbency certificates, UCC-1 financing statements, UCC, judgment and tax lien searches, charter documents and certificates of good standing); and (c) payment of the Relevant Legal Fees, and (d) payment to the Secured Party of an amendment fee equal to the outstanding principal balance of the Loan as at the date hereof multiplied by .0025.

7. Debtor hereby confirms that all liens granted on the Collateral shall continue unimpaired and in full force and effect.

8. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Amendment shall be binding upon and inure to the benefit of Debtor, Secured Party, and their respective successors and permitted assigns.

10. From and after the effectiveness hereof, all references to the Loan Agreement in the Loan Agreement or in any Relevant Document shall mean the Loan Agreement as amended and modified by this Amendment.

11. Except as amended and otherwise modified by this Amendment, the Loan Agreement and the Relevant Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and affirmed by Borrower. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement or any Relevant Document, a waiver of any Event of Default thereunder, or a waiver or release of any of Secured Party’s rights or remedies (all of which are hereby reserved). Debtor expressly ratifies and confirms the waiver of jury trial and other provisions of Section 15.2 of the Loan Agreement.

[NO FURTHER TEXT ON THIS PAGE: SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, all as of the day and year first above written.

Debtor:

Resorts International Hotel, Inc.

By:	/s/ Audrey S. Oswell
Name/Title:	Audrey S. Oswell
President/Chief Executive Officer

Secured Party:

The CIT Group/Equipment Financing, Inc.

By:	/s/ Steven K. Reedy
Name/Title:	Steven K. Reedy
Vice President

The undersigned consents to the above amendment and also affirms and agrees that (i) its obligations under the Guaranty and Suretyship Agreement, dated June 24, 2002, for the benefit of Secured Party shall be unimpaired by this Amendment and (ii) such obligations remain unaltered and in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed, all as of the day and year first above written.

Guarantor:

Resorts International Hotel and Casino, Inc.

By:	/s/ Audrey S. Oswell
Name/Title:	Audrey S. Oswell
President/Chief Executive Officer